Exhibit 10.2

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver”) is entered into as of June 15, 2026, by and among Adaptive Biotechnologies Corporation, a Washington corporation (the “Company”), OrbiMed Royalty & Credit Opportunities IV, LP, a Delaware limited partnership, in its capacity as Purchaser Agent and as a Purchaser (in such capacities, “OrbiMed”), and each other Purchaser party hereto (OrbiMed, together with such other Purchasers, the “Waiving Parties”).

RECITALS

A. The Company, OrbiMed (as Purchaser Agent) and the Purchasers are parties to that certain Revenue Interest Purchase Agreement, dated as of September 12, 2022 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

B. The Company proposes to issue and sell up to $350,000,000 aggregate principal amount of its Convertible Senior Notes due 2031 (the “Notes”) in a private offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Notes Offering”).

C. In connection with the Notes Offering, the Company intends to (i) enter into one or more privately negotiated capped call transactions with one or more financial institutions (the “Capped Call Transactions”), (ii) use a portion of the net proceeds of the Notes Offering to repurchase shares of the Company’s common stock (the “Share Repurchase”), and (iii) use a portion of the net proceeds to repurchase the outstanding Revenue Interests and satisfy all other Obligations under the Purchase Agreement (all such transactions, including the Notes Offering, collectively, the “Transactions”).

D. Certain provisions of the Purchase Agreement may restrict or prohibit the Company from consummating the Transactions, and the Company has requested that the Waiving Parties waive such provisions solely to the extent necessary to permit the Transactions.

NOW, THEREFORE, in consideration of the mutual agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Waiver. Subject to Sections 2 and 3, the Waiving Parties hereby waive, solely to the extent necessary to permit the Company to consummate the Transactions, any restriction, prohibition or default (or any event that with notice or lapse of time would constitute a default) arising under the Purchase Agreement or any other Transaction Document as a result of or in connection with:

(a) the issuance and sale of the Notes and the execution and delivery of the indenture, purchase agreement and other documents related to the Notes Offering;

(b) the entry into, performance of and payment of premiums in respect of the Capped Call Transactions;

(c) the consummation of the Share Repurchase;

(d) the repurchase of all outstanding Revenue Interests and repayment of the Obligations under the Purchase Agreement; and

(e) the taking of any other action reasonably necessary or advisable to consummate the Transactions, including without limitation the filing of any current reports or other documents with the Securities and Exchange Commission.

Section 2. Condition Precedent to Effectiveness of Waiver. This Waiver shall become effective on the date on which the Purchaser Agent receives counterpart signatures to this Waiver duly executed and delivered by the Company, each Purchaser and the Purchaser Agent.

Section 3. Condition Subsequent to Effectiveness of Waiver. Notwithstanding anything to the contrary herein, the waiver set forth in Section 1 shall automatically be void ab initio and of no force or effect if either of the following has not occurred upon the earlier of (x) promptly following the closing of the Notes Offering and (y) the close of business on June 23, 2026: (a) each Purchaser has received payment in full, in immediately available funds, of its pro rata portion of the repurchase amount calculated at an agreed repurchase amount of $156,892,013.94; and (b) payment of all expenses of the Purchaser Agent and the Purchasers (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Purchaser Agent and the Purchasers) incurred in connection with the negotiation, preparation, execution and delivery of the Purchase Agreement, this Waiver, any payoff letter and other lien release documentation and the Transactions and invoiced prior to June 22, 2026. If the waiver set forth in Section 1 becomes void pursuant to the immediately preceding sentence, then (i) the Waiving Parties shall retain all rights and remedies with respect to any restriction, prohibition, default, Put Option Event, Catch Up Payment Event, Material Breach or other breach arising under the Purchase Agreement or any other Transaction Document as if this Waiver had never been entered into, (ii) this Waiver shall have no further force and effect, (iii) any offers or proposals relating to the repurchase of the Revenue Interests, whether verbal or written, shall be deemed to be null and void and of no further force and effect, and (iv) the full amount of the Obligations, including with respect to the Revenue Interests, shall remain outstanding and no liens or security interests securing the Obligations shall be considered released.

Section 4. Limitations. The waiver set forth in Section 1 is a one-time waiver and is limited solely to the specific transactions comprising the Transactions. This Waiver does not constitute (a) a consent to any future transaction or action not described herein, or (b) a waiver of any rights or remedies of the Waiving Parties with respect to any other existing or future breach of, or default under, the Purchase Agreement or any other Transaction Document. Nothing in this Waiver shall be construed as establishing a course of dealing or custom, or as modifying, amending or supplementing the terms of the Purchase Agreement or any other Transaction Document, except as expressly set forth herein.

Section 5. Purchase Agreement in Full Force and Effect. Except as expressly modified by this Waiver, the Purchase Agreement and each other Transaction Document shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Waiver shall constitute a Transaction Document for all purposes of the Purchase Agreement and the other Transaction Documents.

Section 6. Governing Law. This Waiver shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

Section 7. Waiver and Release. TO INDUCE PURCHASER AGENT AND THE PURCHASERS TO AGREE TO THE TERMS OF THIS WAIVER, THE COMPANY, THE SUBSIDIARY GUARANTORS AND THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO THEIR OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS AND IN ACCORDANCE THEREWITH THE RELEASING PARTIES HEREBY:

A. WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF.

B. FOREVER RELEASE, RELIEVE, AND DISCHARGE PURCHASER AGENT, THE PURCHASERS, THEIR AFFILIATES AND ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE OR MAY, SHALL OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

C. IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS WAIVER AND WITH ADVICE OF COUNSEL, FULLY, FINALLY AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OR WITHDRAWAL OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

D. COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS WAIVER IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

E. REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

F. ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Section 8. Counterparts. This Waiver may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic means shall have the same legal effect as delivery of an original executed counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first written above.

ADAPTIVE BIOTECHNOLOGIES CORPORATION, as the Company

By:	/s/ Chad Robins
Name:	Chad Robins
Title:	Chief Executive Officer

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP,
as Purchaser Agent and a Purchaser

By:	OrbiMed ROF IV LLC, its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, as a Purchaser
By:	OrbiMed ROF III LLC, its General Partner

	By:	OrbiMed Advisors LLC, its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV OFFSHORE, LP, as a Purchaser

By:	OrbiMed ROF IV LLC, its General Partner

	By:	OrbiMed Advisors LLC, its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member